MARK BAILEY & COMPANY, LTD.

                        Certified Public Accountants
                           Management Consultants


  Office Address:                                               Mailing Address:
1495 Ridgeview Drive, Ste. 200         Phone: 775/332.4200        P. O. Box 6060
  Reno, Nevada 89509-6634          Fax:  775/332.4210         Reno, Nevada 89513


MARK BAILEY, CPA, ABV                        E-mail: MarkBailey@MarkBaileyCo.com


November 22, 2002

Security and Exchange Commission
Washington, D.C. 20549

Re:   Iconet, Inc.
      Form S-8 File #000-28481



To Whom It May Concern:

We hereby acknowledge the incorporation by reference in the Form S-8 (file #000-28481) of Iconet, Inc, formerly known as Digital Video Display Technology, Inc., of our reports dated March 31, 2002, June 30, 2002 and September 30, 2002, as Exhibits to the Quarterly Reports on form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively.

Sincerely,

/s/ MARK BAILEY, CPA/ABV
----------------------------
Mark Bailey, CPA/ABV
Mark Bailey & Company, Ltd.